Exhibit 99

Form 3 Joint Filer Information

Name:	DBD Cayman, Ltd.

Address:	c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, DC 20004-2505

Designated Filer:	DBD Cayman Holdings, Ltd.

Issuer & Ticker Symbol:	Freescale Semiconductor Holdings I, Ltd. [FSL]

Date of Event Requiring Statement:	May 25, 2011

Signature:	DBD CAYMAN, LTD.

		By:	DBD Cayman Holdings, Ltd., its sole shareholder

	By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
	Name:	David M. Rubenstein
	Title:	Ordinary Member

Name:	TCG Holdings Cayman II, L.P.

Address:	c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, DC 20004-2505

Designated Filer:	DBD Cayman Holdings, Ltd.

Issuer & Ticker Symbol:	Freescale Semiconductor Holdings I, Ltd. [FSL]

Date of Event Requiring Statement:	May 25, 2011

Signature:	TCG HOLDINGS CAYMAN II, L.P.

		By:	DBD Cayman, Ltd., its general partner

		By:	DBD Cayman Holdings, Ltd., its sole shareholder

	By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
	Name:	David M. Rubenstein
	Title:	Ordinary Member

Name:	TC Group Cayman Investment Holdings, L.P.

Address:	c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, DC 20004-2505

Designated Filer:	DBD Cayman Holdings, Ltd.

Issuer & Ticker Symbol:	Freescale Semiconductor Holdings I, Ltd. [FSL]

Date of Event Requiring Statement:	May 25, 2011

Signature:	TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P.

	By:	TCG Holdings Cayman II, L.P., its general partner

	By:	DBD Cayman, Ltd., its general partner

	By:	DBD Cayman Holdings, Ltd., its sole shareholder

By:	/s/ R. Rainey Hoffman as Attorney-in-Fact for David M. Rubenstein
Name:	David M. Rubenstein
Title:	Ordinary Member